EXHIBIT 10.62

               CONFIDENTIALITY/INVENTIONS/NONCOMPETITION AGREEMENT


The undersigned, Bradley J. Enegren (the "Employee") acknowledges and agrees that (a) he is entering into this Agreement as an employee of Bioject JV Subsidiary, Inc., or an entity that controls, is controlled by, or is under common control with such corporation (collectively, the "Company"), (b) during the course of such employment, Employee will have access to confidential information of the Company not readily available to the public and (c) Employee will be employed in a position of trust and confidence. In consideration of such employment by the Company and access to confidential information of the Company, Employee agrees as follows:

1.  Obligations.  Employee  understands  and  agrees  that  that the  terms  and
conditions  of  this  Agreement  will  survive  after  the  party's   employment
relationship ends for any reason.

2. Confidential Information. As used herein, the term Confidential Information means (a) proprietary information of the Company, such as any information that constitutes, represents, evidences or records confidential, scientific, technical, merchandising, production, marketing, pricing, customer preferences, sales or management information (including, without limitation, customer lists, plans and supplier lists) or a confidential design, process, procedure, formulae, invention or improvement (including, without limitation, software),
(b) information designated by the Company as confidential or that the Employee knows or should know is confidential, and (c) trade secrets of any kind. Employee acknowledges that all Confidential Information is a valuable asset of the Company and will continue to be the exclusive property of the Company whether or not prepared in whole or in part by Employee, and whether or not disclosed to Employee or entrusted to his or her custody in connection with his or her employment by the Company.

3. Nondisclosure and Non-Use. Unless authorized or instructed in writing by the Company or required by legally constituted authority, Employee will not, except for the benefit of the Company during or after his or her employment, disclose to others or use any Confidential Information unless and until, and then only to the extent that such items become available to the public, other than by Employee's act or failure to act. In addition, Employee agrees to use his or her best efforts to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information. Employee will deliver immediately to the Company upon its request all Confidential Information in the possession of Employee. Employee will retain no excerpts, notes, photographs, reproductions or copies of any Confidential Information whether or not written or produced by Employee.

4. Noncompetition and Nonsolicitation.

     4.1 Employee agrees that during the term of employment and for one year thereafter, and within the geographic area in which the Company does business, Employee will not individually and will not serve as or become a director, officer, partner, limited partner, employee, agent, representative, stockholder, creditor or consultant of or to, or serve in any other capacity with any business division which shall in any manner directly engage or prepare to engage in any business that directly competes with the Company. The Company's Business is currently defined as a developer/manufacturer/seller of Ambulatory, Continuous, Blood Glucose Sensors/Monitors. This definition shall include all business that the Company is engaged in or has documented plans to engage in at the termination of Employee's employment. This Agreement will not prohibit Employee from continuing his employment in the medical field in the future and during the twelve month period following termination, Employee can seek employment with any medical corporation as long as the division or subsidiary that he is involved with does not directly compete with the Company's Business. The noncompetition restriction is not applicable to ownership of five percent (5%) or less of the stock of any publicly traded corporation

     4.2 Employee further agrees that during the term of employment and for a period of one year thereafter, (a) Employee will not, directly or indirectly, call on or solicit in any manner on behalf of himself or herself, or on behalf of any other person, firm or corporation, any customers or suppliers of the Company with which Employee had any dealings of any kind, or upon whom Employee called during the course of Employee's employment by the Company for the purpose of doing business of the type done by the Company (as described above) with such customer or supplier; and (b) Employee will not solicit, induce, entice or attempt to solicit, induce, entice or divert away any person who is an employee of the Company to leave employment with the Company.

     4.3 Employee acknowledges and agrees that the time, scope, geographic area and other provisions of this section are reasonable under the circumstances and are reasonable to protect the confidential information of the Company. Employee further agrees that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this section is unenforceable for any reason, the maximum restrictions of time, scope or geographic area reasonable under the circumstances, as determined by such court, will be substituted for any such restrictions held unenforceable.

5. Work Made for Hire. Employee agrees that all creative work prepared or originated by Employee for the Company or done within the scope of Employee's employment by the Company, that may be subject to protection under federal copyright law constitutes "work made for hire," all rights to which are owned by the Company and, in any event, Employee assigns to the Company all rights, title and interest, whether by way of copyright, trade secret or otherwise in all such work, whether or not subject to protection by copyright laws.

6. Ownership of Inventions. Employee agrees that (a) he or she will disclose immediately to the Company all inventions, discoveries, improvements, trade secrets, formulae, techniques, processes, know-how and computer programs whether or not patentable and whether or not reduced to practice, conceived by Employee during employment by the Company, either alone or jointly with others that relate to or result from the actual or anticipated business, work, research or investigations of the Company, or that result to any extent from the use of Company's premises, or tangible or intangible property (collectively referred to as "Inventions"), and (b) that all such Inventions will be owned exclusively by the Company. Employee hereby assigns to the Company all Employee's rights, title and interest in and to all such Inventions and Employee agrees that the Company will be the sole owner of all domestic and foreign patent or other rights pertaining thereto. Employee also agrees during the term of his or her employment and thereafter, to execute all documents that the Company reasonably determines to be necessary or convenient for use in applying for, perfecting or enforcing patents or other intellectual property rights in the Inventions.

7. Obligations to Others. Employee warrants that (a) his or her employment by the Company does not violate any agreement with any prior employer or other person or firm to the best of his knowledge, (b) and that he has fully disclosed to the Company Confidentiality or other Agreements entered into with past Employers, and (c) Employee will not use or disclose in connection with his or her employment by the Company any confidential information belonging to any other person or firm. Employee also agrees to be bound by all confidentiality and invention obligations and restrictions of the Company to third parties if Employee is informed of such by the Company and agrees to take all action necessary to discharge the obligations of the Company thereunder.

8. Remedies. Employee acknowledges that breach of this Agreement could cause irreparable harm to the Company.

9. Severability; Entire Agreement. The provisions of this Agreement are severable and if any provision is held invalid or unenforceable, it will be enforced to the maximum extent permissible and the remaining provisions will continue in full force and effect. This Agreement contains the entire agreement between the parties concerning the subject matter addressed herein and supersedes any other discussions, agreements, representations or warranties of any kind. Any modification of this Agreement shall be effective only if in writing and signed by both the Company and the Employee.

10. Law to be Applied. The interpretation of and performance under this Agreement will be governed by the laws of the State of Massachusetts, exclusive of choice of law rules, unless Employee is employed outside of Massachusetts and the law of the state of employment requires otherwise.


NOTICE TO EMPLOYEE: THIS AGREEMENT CONTAINS A NONCOMPETITION COVENANT AND REQUIRES TRANSFER TO THE COMPANY OF CERTAIN INVENTIONS OR WORKS OF AUTHORSHIP. YOU MAY WISH TO CONSULT YOUR LEGAL COUNSEL FOR ADVICE.



/s/ Bradley J. Enegren              11/9/98
BRADLEY J. ENEGREN                  DATE